GRACO EXECUTIVE
                          LONG TERM INCENTIVE AGREEMENT

                            (Restricted Stock Award)


     This Agreement is made as of the 6th day of May, 1997, between Graco Inc., a Minnesota corporation (the "Company"), and George Aristides ("Mr. Aristides") pursuant to the Graco Inc. Long Term Stock Incentive Plan (the "Plan"). Unless otherwise defined herein, terms used herein shall have the meanings assigned to them under the Plan.


                                   WITNESSETH:

     WHEREAS, in view of the key role Mr. Aristides has played in the success of the Company, and the desire of the Board of Directors that he continue to serve as Chief Executive Officer, the Management Organization and Compensation Committee (the "Committee") now believes that it is appropriate to make an award of restricted Common Shares to Mr. Aristides; and

     WHEREAS, the Plan contemplates that a restricted stock award should be evidenced by a written agreement, executed by the Company and Mr. Aristides containing such restrictions, terms and conditions as may be required by the Plan and the Committee;

     NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Mr. Aristides and the Company hereby agree as follows:

1.   Award.

     The Company, effective as of the date of this Agreement, hereby grants to Mr. Aristides an award (the "Award") of 45,000 Common Shares $1.00 par value, of the Company ("Common Shares") subject to the restrictions, terms and conditions set forth below and in the Plan.

2.   Vesting of Stock.

     (a) The Common Shares awarded by this Agreement shall vest in Mr. Aristides as follows: 10,000 shares on March 31, 1998; 15,000 shares on March 31, 1999; and 20,000 shares on March 31, 2000. If Mr. Aristides remains continuously employed by the Company until each of the vesting dates set forth above, then the Common Shares designated to vest on such vesting date shall so vest.

     (b) In the event of a "Change of Control", any unvested portion of the Award shall vest. A "Change of Control" means:

          (i) acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of
               1934), (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) which results in the beneficial ownership by such Person of 25% or more of either

               A. the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

               B. the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

               provided, however, that the following acquisitions will not result in a Change of Control:

                    (1)  an acquisition directly from the Company,

                    (2)  an acquisition by the Company,

                    (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,

                    (4) an acquisition by any Person who is deemed to have beneficial ownership of the Company common stock or other Company voting securities owned immediately after said acquisition by the Trust Under the Will of Clarissa L. Gray ("Trust Person"), provided that such acquisition does not result in the beneficial ownership by such Person of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, and provided further that for purposes of this Section 2, a Trust Person shall not be deemed to have beneficial ownership of the Company common stock or other Company voting securities owned by The Graco Foundation or any employee benefit plan of the Company, including without limitation the Graco Employee Retirement Plan and the Graco Employee Stock Ownership Plan,

                    (5) an acquisition by Mr. Aristides or any group that includes Mr. Aristides, or

                    (6)  an  acquisition  by  any  corporation   pursuant  to  a
                         transaction that complies with clauses (A), (B) and (C) of Section 2 (a)(iii) below; and

               provided, further, that if any Person's beneficial ownership of the Outstanding Company Common Stock or Outstanding Company Voting Securities is 25% or more as a result of a transaction described in clause (1) or (2) above, and such Person subsequently acquires beneficial ownership of additional Outstanding Company Common Stock or Outstanding Company Voting Securities as a result of a transaction other than that described in clause (1) or (2) above, such subsequent acquisition will be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities and be deemed a Change of Control; and provided further, that in the event any acquisition or other transaction occurs which results in the beneficial ownership of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by any Trust Person, the Incumbent Board may by majority vote increase the threshold beneficial ownership percentage to a percentage above 32% for any Trust Person; or

          (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of said Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)The commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a Person of 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; or

          (iv) The approval by the shareholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Common Stock or Outstanding Company Voting Securities or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which

               A. all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities,

               B. no Person [excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination] beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

               C. at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (vi) A Change of Control shall not be deemed to have occurred with respect to Mr. Aristides if:

               (A) the acquisition of the 25% or greater interest referred to in Section 2(b)(i) is by a group, acting in concert, that includes Mr. Aristides; or

               (B) if at least 25% of the then outstanding common stock or combined voting power of the then outstanding company voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange, disposition of assets, liquidation or dissolution referred to in subsections (iv) and (v) of this Section 2(b) by a group, acting in concert, that includes Mr. Aristides.

     (c) Any unvested portion of the Award shall vest in the event that the employment of Mr. Aristides is terminated:

          (i) by the Board of Directors other than "for cause" (as defined in Section 3(b) below);

          (ii) as a result of the mutual agreement of Mr. Aristides and the Board of Directors that the continuation of such employment is not appropriate; or

          (iii)by Mr.  Aristides  if the  Board  takes  action  to  prevent  the implementation, or fails to take action to enable the implementation, of an initiative, action or strategy that Mr. Aristides believes is necessary or appropriate for the Company to fulfill its mission or achieve its vision.

     (d) Until a Common Share vests, Mr. Aristides acknowledges that he may not, and agrees that he shall not, transfer his rights to such Common Share. Until a Common Share vests, no attempt to transfer such Common Share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such Common Share.

3.   Termination.

     (a) If Mr. Aristides ceases to be an employee by reason of disability (as determined under the Company's Long Term Disability Plan) or death prior to the last vesting date, then Mr. Aristides or his estate shall be entitled to receive the remaining then unvested portion of the
          Award. No transfer, by will or by the laws of descent and distribution, of the Common Shares which vest by reason of Mr. Aristides' death shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with the terms and conditions of this Agreement that were or would have been applicable to Mr. Aristides.

     (b) If Mr. Aristides ceases to be employee of the Company prior to the last vesting date because of his voluntary resignation or retirement (other than as set forth in Section 2(c)(iii) above), termination for cause (as defined below), or otherwise other than by reason of disability or death, Mr. Aristides' rights to any unvested portion of this Award shall be immediately and irrevocably forfeited. As used in this Agreement, the term "for cause" shall mean as a result of gross or willful misconduct, a knowing breach of fiduciary duty, or conviction of a felony involving moral turpitude.

4.   Issuance and Custody of Certificate.

     (a) The Company shall cause to be issued one or more stock certificates, registered in the name of Mr. Aristides evidencing the restricted Common Shares awarded pursuant to Section 1. Each such certificate shall bear the following legend:

               The shares of stock represented by this certificate are subject to forfeiture and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the Graco Inc. Long Term Stock Incentive Plan and an Agreement entered into between the registered owner of such shares and Graco Inc. A copy of the Plan and Agreement is on file in the office of the Secretary of Graco Inc., 4050 Olson Memorial Highway, Golden Valley, Minnesota.

     (b) Each certificate issued pursuant to Section 4(a), together with the stock powers relating to such Common Shares, shall be deposited by the Company with the Secretary of the Company or a custodian designated by such Secretary. The Secretary or such custodian shall issue a receipt to Mr. Aristides evidencing the certificates held which are registered in the name of Mr. Aristides.

     (c) Promptly after any Common Shares vest pursuant to Section 3 of this Agreement, the Company shall cause to be issued certificates evidencing such Common Shares, free of the legend provided in Section 4(a) and shall cause such certificates to be delivered to Mr. Aristides (or Mr. Aristides' legal representatives, beneficiaries or heirs).

     (d) Mr. Aristides shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the Award, until a stock certificate is issued therefor pursuant to Section 4(a).

5.   Agreements of Mr. Aristides.

     Mr. Aristides acknowledges that: (a) this Agreement is not a contract of employment and the terms of Mr. Aristides' employment shall not be affected in any way by this Agreement except as specifically provided in the Agreement; (b) the Award made by this Agreement shall not confer any legal rights upon Mr. Aristides for continuation of employment or interfere with or limit the right of the Company to terminate Mr. Aristides' employment at any time; (c) the Board may amend, suspend or terminate the Plan or any part thereof at any time provided that no amendment, suspension or termination shall be made or effected which would adversely affect any right of Mr. Aristides with respect to the Award made by this Agreement without the written consent of Mr. Aristides unless such amendment, termination or suspension is required by applicable law; (e) and Mr. Aristides shall not make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, with respect to the Award.

6.   Legal Compliance Restrictions.

     The Company shall not be obligated to issue or deliver any certificates evidencing Common Shares awarded by this Agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates are in compliance with all applicable laws, regulations of governmental authorities and the requirements of the New York Stock Exchange or any other exchange upon which Common Shares are traded.

     The Company shall not be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereinafter amended) or to take any other affirmative action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations and requirements, that Mr. Aristides make such agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

7.   Withholding Taxes.

     Mr. Aristides agrees to pay or make arrangements for the payment to the Company of the amount of any taxes that the Company is required by law to withhold with respect to the Award made by this Agreement. Such payment shall be due on the date the Company is required to withhold such taxes. In the event that such payment is not made when due, the Company shall have the right (a) to retain, or sell within 10 days notice or such longer notice as may be required by applicable law, a sufficient number of the Common Shares subject to any Award made to Mr. Aristides in order to cover all or part of the amount required to be withheld; (b) to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person fro the Company all or a part of the amount required to be withheld or (c) to pursue any other remedy at law or in equity. The Committee, in its sole discretion and subject to such rules as it may adopt, may allow Mr. Aristides to satisfy any such tax obligation, in whole or in part, by
     (i) electing to have the Company withhold Common Shares otherwise to be delivered with a fair market value equal to the amount of such tax obligation, or (ii) electing to surrender to the Company previously owned Common Shares with a fair market value equal to the amount of such tax obligation. The election must be made on or before the date that the amount of tax to be withheld is determined.

8.   Stock Splits, Recapitalizations, Acquisitions, etc.

     (a) In the event of any change in the number of outstanding Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the number and kind of shares subject to this Award shall be appropriately adjusted by the Committee. If changes in capitalization of the Company other than those referred to above shall occur, the Committee may, but need not, make such adjustments in the number and kind of shares available under this Award as the Committee may deem appropriate.

          To the extent permitted by applicable law, the Award of a Common Share shall be adjusted so that Mr. Aristides shall have the right to receive under the Award and subject to the Plan securities and other property (except regular quarterly cash dividends) with respect to the Award as a result of any stock dividend or split, special cash dividend, recapitalization, merger, consolidation, combination of shares or exchange of shares or similar corporate change or otherwise substantially similar to that Mr. Aristides would have received with respect to the Common Shares had Mr. Aristides owned the Common Shares free and clear of the restriction of the Plan. Unless the Committee otherwise determines, Mr. Aristides' right in respect of such securities and other property shall not vest until such Common Share would have vested and no such securities or other property shall be issued or delivered until such Common Share would be issued or delivered.

     (b) Unless the Committee otherwise determines, any securities and other property (except regular quarterly cash dividends) received by Mr. Aristides as a result of a corporate change described in Section 8(a) or otherwise with respect to a Common Share prior to the date such Common Share vests shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 4(b) as though such securities and other property were part of such Common Share.

9.   Notices.

     Any notice which either party hereto or the Committee may be required or permitted to give to the other with respect to the Plan or this Agreement shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows:

     (a) if to the Company:

            Graco Inc.
            P.O. Box 1441
            Minneapolis, MN  55440-1441
            Attention:  Vice President, Human Resources

     (b) if to the Committee:

            Management Organization and Compensation Committee
            c/o Vice President, Human Resources
            Graco Inc.
            P.O. Box 1441
            Minneapolis, MN  55440-1441

     (c) if to Mr. Aristides:

            Mr. George Aristides
            Chief Executive Officer
            Graco Inc.
            P.O. Box 1441
            Minneapolis, MN  55440-1441

     or to such other address as the person to whom the notice is directed shall have designated in writing to others.

10.  Minnesota Law.

     This Agreement is made and accepted in the State of Minnesota. The laws of the State of Minnesota shall control the interpretation and performance of the terms of the Plan and of this Agreement.

11.  Binding Effect.

     This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors, assigns, heirs, executors, administrators and guardians of the parties hereto.

     IN WITNESS WHEREOF, the Company and Mr. Aristides have caused this Agreement to be executed and delivered, all as of the day and year first above written.



                                   ---------------------------------------------
                                   George Aristides

                                   GRACO INC.



                                   By
                                     -------------------------------------------
                                     David A. Koch
                                     Chairman